LH00-238                                                                05/02/01



                           STIPULATION OF TERMINATION

The Modified Coinsurance Retrocession Agreement (Investors Guaranty Business/Document No. L98-1208) of April 16, 1997, between GREAT SOUTHERN LIFE INSURANCE COMPANY a Texas corporation with executive offices in Kansas City, Missouri and EMPLOYERS REASSURANCE CORPORATION of Overland Park, Kansas, is hereby terminated with respect to loss under the policies paid by the original ceding insurer on and after October 1, 2000.

IN WITNESS WHEREOF, the parties hereto have caused this stipulation to be executed in duplicate.


EMPLOYERS REASSURANCE                         GREAT SOUTHERN
CORPORATION                                   LIFE INSURANCE COMPANY


By:__________________________________         By:_____________________________

Title:________________________________        Title:__________________________

Date:________________________________         Date:___________________________